FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 6, 2006

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Todd Pacific Shipyards Corporation, ("Todd" or the "Company"), a wholly owned subsidiary of Todd Shipyards Corporation (NYSE:TOD), announced today that its President and Chief Operating Officer, Thomas Van Dawark has resigned effective immediately. Mr. Van Dawark said that he intends to enjoy more time with his family, provide greater attendance to his community service responsibilities and pursue part time business interests. The responsibilities held by Mr. Van Dawark will be assumed by Stephen G. Welch, currently the Chief Executive Officer of both the Company and its parent Todd Shipyards Corporation. Mr. Van Dawark had served as President and Chief Operating Officer of the Company since June, 2003 and prior to that time was President and CEO of Foss Maritime and its marine subsidiaries.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated July 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2006.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel